certification

Kevin T. Callahan, President, and Brian Curley, Treasurer of the Fairway Private Equity & Venture Capital Opportunities Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2021 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                              Principal Financial Officer/Treasurer

Fairway Private Equity &                                              Fairway Private Equity &

Venture Capital Opportunities Fund                                Venture Capital Opportunities Fund

/s/Kevin T. Callahan                                                       /s/ Brian Curley

Kevin T. Callahan                                                         Brian Curley

Date: 6/6/22                                                                 Date: 6/6/22

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Fairway Thalmann Alternative Strategies Fund and will be retained by the Fairway Thalmann Alternative Strategies Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.